UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.
                         Date of Report: August 9, 2007
                        (Date of earliest event reported)
                            Total Luxury Group, Inc.
             (Exact name of registrant as specified in its charter)

              Indiana                  000-28497                35-1504940
   (State or other jurisdiction    (Commission File           (IRS Employer
         of incorporation)              Number)           Identification Number)

 11900 Biscayne Blvd Suite#620 Miami, Fla.                        33181
 (Address of principal executive offices)                       (Zip Code)

                                  305.892.6744
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 8.01 Other Events

In or about Mid-July, 2007, a shareholder derivative suit was filed by certain shareholders of Total Luxury Group, Inc. (the "Company), in the United States Federal District Court for the Northern District of Indiana, against former director Sandy Masselli, director Robert Bonnell, and other individuals and entities owned and/or controlled by Masselli and/or Bonnell. (collectively, the "Defendants"). The lawsuit alleges that defendants Masselli and Bonnell have improperly issued to themselves and other Defendants a substantial amount of shares of the Company's common stock.

The Company has retained local counsel admitted to practice in Indiana, and intends to appear in the action and file a motion to re-align the parties with the Company as a plaintiff. The Company believes that there is significant merit to the claims raised in this action against the Defendants, and those claims make it suitable for the Company to join as a plaintiff.


                                             TOTAL LUXURY GROUP, INC.
                                             By: /s/ Dennis Sinclair
                                             -----------------------
                                             Dennis Sinclair
                                             Interim Chief Executive Officer